UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2008

                            WealthCraft Systems Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                      000-51575                 88-0409165
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

Unit A, 9/F, On Hing Building, 1 On Hing Terrace, Central, Hong Kong
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         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code +852-3586-8234


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                 (Room 1005, 10th Floor, Universal Trade Centre,
                        3 Arbuthnot Road, Hong Kong, SAR)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.02. Termination of a Material Definitive Agreement.

      On February 15, 2008, WealthCraft Systems Inc. (the "Company") and its President and CEO, Kelly Jay Michael Tallas ("Tallas"), entered into a Heads of Agreement (the "Heads of Agreement") with EAB Systems (Australia) Limited ("EABA"). EABA is a joint venture company established by EAB Systems (Hong Kong) Limited ("EAB") and Raw Capital Partners Limited. The Heads of Agreement outlined a strategy to establish an organization to develop Asia's leading provider of technology and information services in the life insurance and wealth management industry in the Asia Pacific region.

      Under the terms of the Agreement, the Company entered into a Master License Agreement (the "License Agreement") pursuant to which the Company was licensed to distribute products developed by EAB and licensed to EABA exclusively in Australia and New Zealand and worldwide to clients introduced by EABA and its affiliates. The products have been developed for use in the wealth management, insurance and financial services industries.

      In consideration for the grant of the license, WealthCraft has agreed to issue EABA such number of shares as will result in EABA owning sixty (60) percent of the outstanding capital stock of the Company after giving effect to the issuance and the financing described below.

      By letter dated June 20, 2008, the Company and Tallas terminated the Heads of Agreement and the License Agreement as a result of the failure of the parties to satisfy the conditions to consummate the transactions contemplated by the Heads of Agreement, including without limitation the failure of the Company to complete a financing of a minimum of $5 million and a maximum of $20 million at a price that is acceptable to both the Company and EABA, the failure of the Company's executives to enter into mutually acceptable employment agreements with the Company and the failure to agree on other mutually acceptable documentation for the transaction.

      The description of the reasons for termination of the Heads of Agreement and the License Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the letter filed as an exhibit herewith and is incorporated by this reference.

      After the termination of the Heads of Agreement and the License Agreement, the Company will no longer have any relationship with EABA or EAB.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

            10.1 Letter dated June 20, 2008 from the Company and Kelly Tallas to EABA.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEALTHCRAFT SYSTEMS INC.


Date: June 20, 2008                 By: /s/ Kelly J. Tallas
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                                    Name:  Kelly Jay Michael Tallas
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer


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